Exhibit 10.16.1

FIRSTCAPITAL BANK OF TEXAS, N.A.

TERM PROMISSORY NOTE

$266,048.29 **Midland, Texas** **July 23, 2018**

For value received, **SRP ARTESIA, LLC**, a Texas limited liability company (hereinafter called "**Maker,**" whether one or more, and jointly and severally, if more than one), whose address is 607 E. Blanco Road #656, Boerne, Texas 78006, promises to pay to the order of **FIRSTCAPITAL BANK OF TEXAS, N.A.** (hereinafter called "**Lender**") at its offices at 310 W. Wall, Suite 100, Midland, Midland County, Texas 79701, in lawful money of the United States of America, the sum of **TWO HUNDRED SIXTY SIX THOUSAND FORTY EIGHT AND 29/100 DOLLARS ($266,048.29)**, or so much thereof as from time to time may be disbursed by Lender to Maker, together with interest thereon from the date hereof until maturity at a variable rate per annum equal to Lender's "Prime Rate", as hereinafter defined, plus one percent (1.00%) (the **"Variable Rate"**), provided, in no event shall the Variable Rate ever be less than 6.00% (the "Interest Rate Floor"). The date on which the Variable Rate may change, from time to time, is called a "Change Date;" a Change Date could occur as early as July 23, 2018, and on any day thereafter until **July 23, 2033**, the "**Maturity Date.**" On each Change Date, the Variable Rate shall be changed to the greater of (i) the Interest Rate Floor, or (ii) Prime Rate plus one percent (1.00 %) as of the Change Date, and the new Variable Rate shall remain in effect until, and if, a new Change Date occurs prior to the Maturity Date, provided that the Variable Rate shall never exceed the "Highest Lawful Rate" as hereinafter defined.

The term "**Prime Rate**" shall mean that variable rate of interest per annum published in the Money Rates section of The Wall Street Journal as its "prime rate". In the event that the Money Rates section of The Wall Street Journal does not have a rate designated by it as its "Prime Rate", then the "Prime Rate" under this Note shall be deemed to be the variable rate of interest per annum which is the general reference rate designated by Bank as its "reference rate", "base rate", or other similar rate and which is comparable to the "Prime Rate" as described above. The Wall Street Journal Prime Rate currently is 5.00% per annum and, accordingly, the initial Variable Rate is **6.00% per annum.**

This Note shall be due and payable in one hundred eighty (180) monthly installments. The first one hundred seventy nine (179) installments shall be regular monthly installments of principal and interest in the amount of $2,257.96 per month, beginning August 23, 2018, and continuing regularly thereafter on the 23rd day of each month through June 23, 2033. On July 23, 2033 the final installment of unpaid principal plus accrued interest shall be due and payable.

If all or any part of any installment payment due hereunder remains unpaid after the tenth (10th) day after the date on which such installment was due, including Sundays and Holidays, then additional interest shall become immediately due and payable in an amount equal to the lesser of (i) five percent (5.00%) of the amount of the scheduled installment, or (ii) $125.00. This late charge shall be due and payable promptly, but shall only be payable once for each late payment that remains unpaid after the tenth (10th) day after the date on which such installment was due.

The principal of this Note may be prepaid, in whole or in part, at any time and from time to time without premium or penalty, provided, however, there shall be no interest past due under the terms of this Note on the date(s) of such prepayment. All amounts of principal so prepaid and received by the owner and holder of this Note shall be applied to the last maturing installment of this Note in their inverse order of maturity. All payments hereunder, whether designated as payment of principal or interest, shall be applied first to the payment of interest, and second to the reduction of principal.

All past due principal and interest on this Note shall bear interest from the due date thereof until paid, at the lesser of the "Default Rate" or the "Highest Lawful Rate". The term "**Default Rate**" shall mean the Variable Rate plus four percent (4%) provided that in no event shall the Default Rate ever exceed the Highest Lawful Rate (as hereinafter defined). The term "**Highest Lawful Rate**" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, collected or received by the Lender in connection with this Note under currently applicable laws or, to the extent allowed by law, under applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

Unless otherwise specified below, interest and fees shall be computed on a per annum basis of 360 days and for the actual number of days elapsed (including the first but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on a monthly basis of the actual number of days in each month and on a per annum basis of a year of 365 or 366 days, as the case may be.

If any installment or payment of principal or interest of this Note, executed by Maker and payable to the order of Lender, is not paid when due; or if Maker or any drawer, acceptor, endorser, guarantor, surety, accommodation party or other person now or hereafter primarily or secondarily liable upon or for payment of all or any part of this Note (each hereinafter called an "other liable party") shall die or become insolvent (however such insolvency may be evidenced); or if any proceeding, procedure or remedy supplementary to or in enforcement of judgment shall be resorted to or commenced against Maker or any other liable party, or with respect to any property of any of them; or if any governmental authority or any court at the instance thereof shall take possession of any substantial part of the property of or assume control over the affairs or operations of, or a receiver shall be appointed for or take possession of the property of, or a writ or order of attachment or garnishment shall be issued or made against any of the property of Maker or any other liable party; or if any indebtedness for which Maker or any other liable party is primarily or secondarily liable shall not be paid when due or shall become due and payable by acceleration of maturity thereof, or if any event or condition shall occur which shall permit the holder of any such indebtedness to declare it due and payable upon the lapse of time, giving of notice or otherwise; or if Maker or any other liable party (if other than a natural person) shall be dissolved, wound up, liquidated or otherwise terminated, or a party to any merger or consolidation without the written consent of Lender; or if Maker or any

other liable party shall sell substantially all or an integral portion of its assets without the written consent of Lender; or if Maker or any other liable party fails to furnish financial information requested by Lender; or if Maker or any other liable party furnishes or has furnished any financial or other information or statements which are misleading in any respect; or if a default occurs under any instrument now or hereafter executed in connection with or as security for this Note, or any event occurs or condition exists which causes Lender to in good faith deem itself insecure or to in good faith believe the prospect of payment or performance by Maker or any other liable party under this Note, or under any instrument or agreement executed in connection with or as security for this Note, or under any other indebtedness of Maker or any other liable party to Lender is impaired; thereupon at the option of Lender, the principal balance and accrued interest of this Note, and any and all other indebtedness of Maker to Lender shall become and be due and payable forthwith without demand, notice of default, notice of acceleration, notice of intent to accelerate the maturity hereof, notice of nonpayment, presentment, protest or notice of dishonor, all of which are hereby expressly waived by Maker and each other liable party. Lender may waive any default without waiving any prior or subsequent default.

To the extent not prohibited by applicable law, Maker will pay all costs and expenses and reimburse Lender for any and all expenditures of every character incurred or expended from time to time, regardless of whether a default or event of default shall have occurred, in connection with (a) Lender's evaluating, monitoring, administering and protecting the "Mortgaged Property" as that term is defined in the Deed of Trust, as defined herein, and (b) Lender's creating, perfecting or realizing upon Lender's security interest in and liens on the Mortgaged Property, and all costs and expenses relating to Lender's exercising any of its rights and remedies under this or any other instrument now or hereafter securing the Indebtedness or at law, including, without limitation, all filing fees, taxes, brokerage fees and commissions, title review and abstract fees, Uniform Commercial Code search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys' fees, legal expenses, court costs, fees and expenses incurred in connection with any complete or partial liquidation of the Mortgaged Property, and all fees and expenses for any professional services relating to the Mortgaged Property or any operations conducted in connection with it; provided, however, that no right or option granted by Maker or Lender or otherwise arising pursuant to any provision of this or any other instrument shall be deemed to impose or admit a duty on the Lender to supervise, monitor or control any aspect of the character or condition of the Mortgaged Property or any operations conducted in connection with it for the benefit of Maker or any other person or entity other than the Lender.

If this Note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, Bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Maker and each other liable party agree to pay Lender its collection costs, including a reasonable amount (which is agreed to be an additional amount equal to fifteen percent of the unpaid principal and interest hereof) for attorney's fees, but in no event to exceed the maximum amount permitted by law. Maker and each other liable party are and shall be directly and primarily, jointly and severally, liable for the payment of all sums called for hereunder, and Maker and each other liable party hereby expressly waive bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security, and Maker and each other liable party hereby consent to and agree to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial prepayments hereon, or any release or substitution of security hereof, in whole or in part, with or without notice, from time to time, before or after maturity.

It is the intent of the Maker and Lender in the execution and performance of this Note to contract in strict compliance with the usury laws of the State of Texas and the United States of America from time to time in effect. For purposes hereof, "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, reserved, taken, charged or received under this Note. In furtherance thereof, the Lender and the Maker stipulate and agree that none of the terms and provisions contained in this Note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the Highest Lawful Rate. In the event the Lender or any other holder of the Note ever charges or contracts for any amount in excess of lawful interest, the documents or instruments constituting such charge or contract shall be ipso facto modified without any further action by any party so that no amount in excess of lawful interest shall be charged or contracted for. If the Lender or any other holder of the Note ever receives, collects or applies as interest any amount in excess of lawful interest, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note, and, if upon such application the principal balance of the Note is paid in full, any remaining excess shall be forthwith paid to the Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Highest Lawful Rate, the Maker and the Lender shall, to the maximum extent permitted under applicable law, (a) treat the Note as but a single extension of credit (and the Maker and the Lender agree that such is the case and that any provision herein for multiple advances is for convenience only), (b) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) "spread" the total amount of interest throughout the entire contemplated term of the Note. The provisions of this paragraph shall control over all other provisions of the Note or other documents executed in connection with this Note which may be in apparent conflict herewith.

Unless otherwise specified below, this Note shall be construed under and governed by the laws of the State of Texas (including applicable federal law), but in any event TEX. FIN. CODE ANN. §346.001 et seq. (which regulates certain revolving loan accounts and revolving triparty accounts) shall not apply to the loan evidenced by this Note.

Unless changed in accordance with law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling from time to time in effect as provided in TEX. FIN. CODE ANN. §303.001 et seq., as amended.

Maker warrants and represents to the Lender, and to all other holders of this note that all loans evidenced by this Note are and will be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in TEX. FIN. CODE ANN. §303.201, as amended.

This Note is in renewal and extension of that certain Term Promissory Note dated April 1, 2013, in the original principal amount of $314,500.00, payable by Maker to Lender, as modified by that certain Modification Agreement dated May 31, 2018, between Maker and Lender, extending the maturity date of the Note to July 1, 2018.

This Note is secured by that certain Deed of Trust and Security Agreement dated April 1, 2013, recorded in Book 929, page 718, Official Records, Eddy County, New Mexico, from SRP Artesia, LLC to Jeffrey D. Hewett, Trustee for the benefit of FirstCapital Bank of Texas, N.A., covering real property located in Eddy County, New Mexico, more particularly described therein, as renewed, extended and amended by that certain Renewal, Extension and Amendment Agreement of even date herewith (collectively, the "Deed of Trust").

Any failure to describe all or part of the security shall not be considered as a waiver of such security.

Lender reserves the right, exercisable in Lender's sole discretion and without notice to Maker or any other person, to sell participations, to assign its interest or both, in all or any part of the Note or the debt evidenced by the Note.

If Maker is comprised of more than one person or entity, whether as individuals, partners, partnerships or corporations, each such person or entity shall be jointly and severally liable for Maker's obligations hereunder.

By execution of this note, Maker acknowledges the receipt of the following notices from Lender:

> **"THIS TERM PROMISSORY NOTE, THE DEED OF TRUST, THE GUARANTY AGREEMENTS, AND ALL OTHER LOAN PAPERS EXECUTED SUBSTANTIALLY CONCURRENTLY HEREWITH TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES."**
>
> **"THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES."**

SRP ARTESIA, LLC
By: Shadow Retail Partners, LP, Sole Member
By: Cibolo Creek Partners, LLC, General Partner of the Sole Member

By: [signature]
B. J. Parrish, Vice President

MAKER

By its signature, Lender acknowledges the truth of the notice hereinabove.

FIRSTCAPITAL BANK OF TEXAS, N.A.

By: [signature]
Rick Mitchell, Senior Vice President

LENDER